UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
350 Mission Street, 10th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amendment and Restatement of Employee Stock Purchase Plan
As described below under Item 5.07 of this Current Report on Form 8-K, on June 5, 2026, the stockholders of Yelp Inc. (the “Company”) voted at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to approve the amendment and restatement of the Yelp Inc. 2012 Employee Stock Purchase Plan, as amended (the “ESPP” and, as amended and restated, the “Restated ESPP”) to increase the maximum number of shares available for purchase under the ESPP by 2,100,000 shares, subject to adjustment for certain changes in the Company’s capitalization. The Restated ESPP was adopted by the Compensation Committee of the Company’s Board of Directors on April 10, 2026, subject to the approval of the Company’s stockholders, and became effective on June 5, 2026.
Additional details regarding the Restated ESPP are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2026 (the “Proxy Statement”).
This description of the Restated ESPP is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Officer Resignation
On June 8, 2026, Craig Saldanha notified the Company of his decision to step down from his position as Chief Product Officer, effective July 3, 2026, after more than four years with the Company. Akhil Kuduvalli Ramesh, the Company’s Senior Vice President, Product has been appointed to serve as Chief Product Officer following such date.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 5, 2026, the Company held its Annual Meeting via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.
Each of the nine nominees for director was elected to serve until the Company’s 2027 Annual Meeting of Stockholders, or until his or her successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
Fred D. Anderson, Jr.	43,614,940	920,005	38,309	6,466,581	97.9%
Christine Barone	44,318,372	240,917	13,965	6,466,581	99.5%
Robert Gibbs	43,574,293	984,143	14,818	6,466,581	97.8%
Logan Green	44,403,303	155,148	14,803	6,466,581	99.7%
Diane Irvine	43,163,259	1,395,240	14,755	6,466,581	96.9%
Dan Jedda	44,378,245	180,195	14,814	6,466,581	99.6%
Sharon Rothstein	43,903,963	648,507	20,784	6,466,581	98.5%
Jeremy Stoppelman	44,138,944	420,404	13,906	6,466,581	99.1%
Tony Wells	44,302,948	255,694	14,612	6,466,581	99.4%
The Company’s stockholders ratified the selection made by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
50,756,544	234,427	48,864	—	99.4%

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
41,743,122	2,796,717	33,415	6,466,581	93.7%
The Company’s stockholders approved the Restated ESPP. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes In Favor
44,278,578	276,172	18,504	6,466,581	99.3%
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Yelp Inc. 2012 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 10, 2026	YELP INC.
		By:	/s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer